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                                                                    EXHIBIT 10.4


                         HOUSTON INDUSTRIES INCORPORATED
                      LONG-TERM INCENTIVE COMPENSATION PLAN

                                Fourth Amendment

                  Houston Industries Incorporated, a Texas corporation ("HII"), established the Houston Industries Incorporated Long-Term Incentive Compensation Plan, effective January 1, 1989, and as thereafter amended (the "Plan"). As the successor to HII, Reliant Energy, Incorporated, a Texas corporation (the "Company"), having reserved the right under Section 12.1 thereof to amend the Plan, does hereby amend the Plan, effective January 1, 2001, as follows:

         1. The definition of "Company" in Section 2.1(e) of the Plan is hereby amended in its entirety to read as follows:

                  "(e) 'Company' means Reliant Energy, Incorporated, a Texas corporation, and any successor thereto."

         2. The following new definition of "Employer" is hereby added as
Section 2.1(h) of the Plan, and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly:


                  "(h) 'Employer' means the Company, Resources, a Subsidiary, or a Resources Subsidiary that employs the Key Employee."

         3. The following new definition of "Resources" is hereby added as
Section 2.1(q) of the Plan (prior to the redesignation in paragraph 2 herein), and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly:

                  "(q) 'Resources' means Reliant Resources, Inc., a Delaware corporation, or a successor to Reliant Resources, Inc. in the ownership of substantially all of its assets."

         4. The following new definition of "Resources Subsidiary" is hereby added as Section 2.1(q) of the Plan (prior to the redesignations in paragraphs 2 and 3 herein), and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly:



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                  "(q) 'Resources Subsidiary' means a subsidiary corporation of
         Resources as defined in Section 424(f) of the Code."

         5. Section 4.2 of the Plan is hereby amended in its entirety to read as follows:


                  "4.2 Participation Not Guarantee of Employment. Nothing in this Plan or in the instrument evidencing the grant of a Stock Incentive shall in any manner be construed to limit in any way the right of the Employer to terminate a Key Employee's employment at any time, without regard to the effect of such termination on any rights such Key Employee would otherwise have under this Plan, or give any right to such a Key Employee to remain employed by an Employer in any particular position or at any particular rate of compensation."

         6. Section 9.2(b) of the Plan is hereby amended in its entirety to read as follows:

                  "(b) Payment on Exercise: No shares of Common Stock shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made in cash or, with the consent of the Committee, in Common Stock, or by a combination of cash and Common Stock. If shares of Common Stock are used to pay for shares of Common Stock purchased upon the exercise of an Option, such shares shall be valued based on the fair market value of Common Stock when the Option is exercised in accordance with such uniform rules and procedures as the Committee determines appropriate. No Key Employee shall have any rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until such Key Employee shall have become the holder of record of such share, and, other than pursuant to an adjustment made in accordance with Section 13.3 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such Key Employee shall have become the holder of record thereof."

         7. Section 10.1(a) of the Plan is hereby amended in its entirety to read as follows:

                  "(a) voluntary termination of employment with an Employer by the Key Employee, with or without consent of the Company or Resources,"

         8. Section 10.1(b) of the Plan is hereby amended in its entirety to read as follows:

                  "(b) termination of employment of the Key Employee by an Employer, with or without cause, or"





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         9. Section 10.1(c) of the Plan is hereby amended in its entirety to read as follows:

                  "(c) termination of the Key Employee's employment with an Employer because of Disability, retirement under a retirement plan maintained by the Company or Resources, or because the entity employing such Key Employee ceases to be an Employer and he does not, prior thereto or contemporaneously therewith, become a Key Employee of another Employer;"

         10. Section 10.1 of the Plan is hereby amended by adding the following sentence to the end thereof to read as follows:

                  "Following the Distribution (as defined below), a termination of employment with an Employer includes a transfer of employment from the Company (or a Subsidiary) to Resources (or a Resources Subsidiary) and vice versa. "Distribution" means the distribution by the Company to the holders of its Common Stock of all of the shares of the common stock of Resources it then owns."

         11. The last sentence in Section 11.1 of the Plan is hereby amended to read as follows:

                  "The Committee's determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Employers, the shareholders of the Company, the shareholders of Resources, the Committee and each of the members thereof, as well as Key Employees and Employees of the Company and their respective successors in interest."

         12. Section 13.5 is hereby amended in its entirety to read as follows:

                  "The Company or its designated third party administrator shall have the right to deduct taxes at the applicable supplemental rate from any payment or delivery hereunder and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, provided that withholding obligations with respect to Options may only be satisfied in cash as long as withholding of stock following the exercise of an Option would result in a charge to earnings. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the award with respect to which withholding is required, except with respect to Options. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the fair market value when the tax withholding is required to be made."



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                  IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 7th day of August, 2002, but effective as of January 1, 2001.

                                       RELIANT ENERGY, INCORPORATED



                                       By /s/ David M. McClanahan
                                          --------------------------------------
                                          David M. McClanahan
                                          President and Chief Operating Officer,
                                          Reliant Energy Delivery Group
ATTEST:

/s/ Richard B. Dauphin
------------------------------
Assistant Corporate Secretary